UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report:  August 9, 2012 (Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 101, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 13, 2011, the Company's Board of Directors (the "Board") adopted a plan to preserve cash, as previously described in our Current Report on form 8-K filed with the Securities and Exchange Commission on October 14, 2011.  Included in the actions taken was the termination of the employment of John M. Holliman, III, Executive Chairman, and Randolph C. Steer, MD, Ph.D., President.  Each of these individuals have continued as consultants, rather than as employees, at consulting rates which would equate to approximately $100,000 per year for Mr. Holliman and $120,000 per year for Dr. Steer.  As employees, their base compensation had been $200,000 for Mr. Holliman and $325,000 for Dr. Steer. Les M. Taeger, Chief Financial Officer and Senior Vice President has continued as an employee, but his base compensation was reduced from $242,000 per year to $120,000 per year.  Prior to October 13, 2011, all of these officers had also been eligible for an annual bonus based on individual and Company performance goals of up to 40% of their base compensation.

On August 9, 2012, our Board approved a performance based incentive compensation  plan (the “Plan”) for our executive and consultants who were primarily responsible for identifying the investment opportunity for the development of Apo E mimetic peptide AEM-28 and analogs, a class of Cardiovascular drugs targeting indications related to lowering blood cholesterol levels, completing the formation of the joint venture LipimetiX Development LLC (JV), as previously described in our Current Report on form 8-K filed with the Securities and Exchange Commission on August 3, 2012, and who will participate in the management of JV.

The Plan provides for a bonus pool, shared 40% by Mr. Holliman, 40% by Dr. Steer and 20% by Mr. Taeger, of 2.5% of the cash or in kind distributions from JV to the Company after the Company has received return of its initial $6,000,000 investment.  The individuals’ interest in the bonus pool vested 50% upon Board approval of the Plan (August 9, 2012) and will vest 50% upon the presentation by the JV to its Members of quantitative/qualitative safety and efficacy results from all protocol-designated endpoints of the AEM-28 Phase 1b/2a clinical trial. There will be accelerated vesting upon the sale of the Company’s interest in JV.  To continue vesting, participants must be an employee or active consultant of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2012	CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman, III Executive Chairman